Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS FOURTH-QUARTER, FULL-YEAR 2018 RESULTS

Fourth-Quarter 2018 Highlights

–	All Segments Achieve Growth in Same-Store Revenues, Adjusted EBITDAR and Margins

–	Companywide Same-Store Operating Margins Improve Nearly 200 Basis Points

–	Las Vegas Locals Posts 13% Adjusted EBITDAR Gain, Margins Up Over 350 Basis Points

Full-Year 2018 Highlights

–	Company Completes Acquisition of Six New Assets; Expands to 29 Properties Nationwide

–	FanDuel Partnership Sets Stage for Sports Betting, Online Gaming Expansion

–	Same-Store Revenues, Adjusted EBITDAR and Margins Increase in All Segments

LAS VEGAS - FEBRUARY 21, 2019 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the fourth quarter and full year ended December 31, 2018.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “The strategic initiatives we have executed over the past several years continued to pay off in the fourth quarter of 2018.  Our recent acquisitions, efficiency programs and marketing refinements all contributed to strong results.  We delivered revenue, Adjusted EBITDAR and margin growth in every segment of our business in the fourth quarter as well as the full year.  Our consumer remains healthy, and we believe we are in a solid position to continue creating value for shareholders in 2019 and beyond.”

Smith continued: “During the full year 2018 we diversified our nationwide portfolio and significantly enhanced our free cash flow profile with the acquisition of six new assets across five states.  We also entered into a strategic partnership with FanDuel Group, providing us a market-leading partner to pursue sports-betting and mobile wagering opportunities now emerging across the United States. And we continued to successfully execute a balanced approach to capital allocation, returning capital to shareholders while actively investing in strategic growth opportunities and prudently controlling leverage.”

Boyd Gaming reported fourth-quarter revenues of $791.6 million, up 33.0% from $595.1 million in the fourth quarter of 2017. The Company reported net income of $22.9 million, or $0.20 per share, for the fourth quarter of 2018, compared to $82.1 million, or $0.71 per share, for the year-ago period. The Company’s fourth-quarter 2017 tax provision included a $60.1 million noncash income tax benefit to recognize the impact of the federal tax legislation on its deferred tax liabilities. Project development, preopening and writedown expenses increased $12.1 million in the fourth quarter of 2018 over the prior-year period due to acquisition and development-related activities, and the launch of the Company’s redesigned player loyalty program. Corporate expense increased as compared to the fourth quarter of 2017, primarily due to the recent acquisitions.

Total Adjusted EBITDAR(1) was $208.6 million in the fourth quarter of 2018, up 40.7% from $148.3 million in the fourth quarter of 2017. Adjusted Earnings(1) for the fourth quarter of 2018 were $37.0 million, or $0.32 per share, compared to Adjusted Earnings of $25.5 million, or $0.22 per share, for the same period in 2017.

Results for the fourth quarter of 2018 include $186.8 million in revenues and $48.0 million in Adjusted EBITDAR from Ameristar Kansas City, Ameristar St. Charles, Belterra Resort and Belterra Park, acquired on October 15, 2018; Valley Forge Casino Resort, acquired by the Company on September 17, 2018; and Lattner Entertainment, acquired on June 1, 2018.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, fourth-quarter 2018 revenues were $222.6 million, increasing from $219.8 million in the year-ago quarter. Fourth-quarter 2018 Adjusted EBITDAR was $73.0 million, up 13.4% from $64.4 million in the fourth quarter of 2017.

Continued operating efficiencies, marketing refinements, enhancements to the Company’s player loyalty program and strong economic conditions contributed to the 15th consecutive quarter of Adjusted EBITDAR growth in the Las Vegas Locals segment. Operating margins improved by more than 350 basis points across the segment, as every major Locals property recorded year-over-year Adjusted EBITDAR growth.

Downtown Las Vegas
In the Downtown Las Vegas segment, revenues were $67.3 million in the fourth quarter of 2018, up from $65.1 million in the year-ago period. Adjusted EBITDAR was $18.4 million in the fourth quarter of 2018, growing 9.6% from $16.8 million in the year-ago quarter.

Strong operating trends continued throughout the segment, with further gains in pedestrian traffic as well as increased visitation from Hawaiian customers. Operational efficiencies and marketing improvements also contributed to an increase of more than 155 basis points in operating margins.

Midwest and South
In the Midwest and South segment, revenues were $501.8 million, up from $310.2 million in the fourth quarter of 2017. Adjusted EBITDAR increased 64.3% to $141.8 million, compared to $86.3 million in the year-ago period.

Fourth-quarter 2018 results for the segment include $186.8 million in revenues and $48.0 million in Adjusted EBITDAR from Ameristar Kansas City, Ameristar St. Charles, Belterra Resort, Belterra Park, Valley Forge, and Lattner Entertainment. Adjusted EBITDAR was also positively impacted in the fourth quarter of 2018 by a one-time favorable property tax benefit of $2.7 million at Kansas Star.

Segment results reflect broad-based same-store revenue and Adjusted EBITDAR gains, as nearly all of the Company’s same-store properties grew Adjusted EBITDAR during the quarter. Same-store operating margins rose more than 110 basis points year-over-year, driven by continued operating efficiencies and marketing refinements, as well as widespread economic strength.

Full-Year 2018 Results
For the full year ended December 31, 2018, Boyd Gaming reported revenues of $2.63 billion, compared to $2.40 billion for the full year 2017. Total Adjusted EBITDAR for the full year 2018 was $681.3 million, up from $595.9 million for the full year 2017. Full-year 2018 net income was $115.0 million, or $1.00 per share, compared to $189.4 million, or $1.64 per share, for the full year 2017. The Company’s prior-year tax provision included a $60.1 million noncash income tax benefit to recognize the impact of the federal tax legislation on its deferred tax liabilities. Project development, preopening and writedown expenses for the full year 2018 increased $31.2 million over the prior-year period due to acquisition and development-related activities, and the launch of the Company’s redesigned player loyalty program. Corporate expense increased as compared to the prior year primarily due to incremental costs arising from the 2018 acquisitions. Share-based compensation expense also increased year-over-year due primarily to higher incentive stock program costs.

Full-year 2018 Adjusted Earnings were $152.9 million, or $1.33 per share, up from Adjusted Earnings of $119.0 million, or $1.03 per share, for the full year 2017.

Results for the full year 2018 include $206.6 million in revenues and $52.3 million in Adjusted EBITDAR from Ameristar Kansas City, Ameristar St. Charles, Belterra Resort and Belterra Park, acquired on October 15, 2018; Valley Forge Casino Resort, acquired on September 17, 2018; and Lattner Entertainment, acquired on June 1, 2018.

Balance Sheet Statistics
As of December 31, 2018, Boyd Gaming had cash on hand of $249.4 million, and total debt of $4.03 billion.

Full-Year 2019 Guidance
For the full year 2019, Boyd Gaming projects total Adjusted EBITDAR of $885 million to $910 million.

Conference Call Information
Boyd Gaming will host a conference call to discuss fourth-quarter 2018 results today, February 21, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 0629569. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or https://www.webcaster4.com/Webcast/Page/964/29410

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, February 21, beginning at 7:00 p.m. Eastern and continuing through Thursday, February 28, at 11:59 p.m. Eastern. The conference number for the replay will be 10128817. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2018 (a)	2017 (b)	2018 (a)	2017 (b)
Revenues
Gaming	$590,413	$430,346	$1,925,424	$1,740,268
Food and beverage	108,882	87,134	367,888	346,379
Room	54,170	44,511	199,500	186,795
Other	38,158	33,097	133,918	127,377
Total revenues	791,623	595,088	2,626,730	2,400,819
Operating costs and expenses
Gaming	265,025	190,015	845,486	759,612
Food and beverage	101,136	83,789	347,624	335,506
Room	26,040	20,594	90,915	85,188
Other	23,755	21,115	87,354	83,615
Selling, general and administrative	105,635	86,099	369,313	362,037
Master lease rent expense (c)	20,682	—	20,682	—
Maintenance and utilities	37,501	26,955	127,027	109,462
Depreciation and amortization	70,092	55,794	229,979	217,522
Corporate expense	29,226	24,760	104,201	88,148
Project development, preopening and writedowns	17,869	5,723	45,698	14,454
Impairments of assets	—	(426)	993	(426)
Other operating items, net	(22)	193	2,174	1,900
Total operating costs and expenses	696,939	514,611	2,271,446	2,057,018
Operating income	94,684	80,477	355,284	343,801
Other expense (income)
Interest income	(553)	(451)	(3,721)	(1,818)
Interest expense, net of amounts capitalized	60,300	43,397	204,188	173,108
Loss on early extinguishments and modifications of debt	—	729	61	1,582
Other, net	112	(715)	(276)	(184)
Total other expense, net	59,859	42,960	200,252	172,688
Income from continuing operations before income taxes	34,825	37,517	155,032	171,113
Income taxes (provision) benefit	(11,958)	44,556	(40,331)	(3,115)
Income from continuing operations, net of tax	22,867	82,073	114,701	167,998
Income from discontinued operations, net of tax	—	—	347	21,392
Net income	$22,867	$82,073	$115,048	$189,390

Basic net income per common share
Continuing operations	$0.21	$0.72	$1.01	$1.46
Discontinued operations	—	—	—	0.19
Basic net income per common share	$0.21	$0.72	$1.01	$1.65
Weighted average basic shares outstanding	114,276	114,506	114,401	114,957

Diluted net income per common share
Continuing operations	$0.20	$0.71	$1.00	$1.45
Discontinued operations	—	—	—	0.19
Diluted net income per common share	$0.20	$0.71	$1.00	$1.64
Weighted average diluted shares outstanding	114,833	115,205	115,071	115,628
__________________________________________
(a) Results for the three months and year ended December 31, 2018 include Lattner Entertainment, acquired on June 1, 2018, Valley Forge Casino Resort, acquired on September 17, 2018, and Ameristar Casino Kansas City, Ameristar Casino St. Charles, Belterra Resort and Belterra Park, acquired on October 15, 2018, for the periods after the date of the respective acquisitions (collectively, the “Acquired Businesses”). See Boyd Gaming’s Form 10-Q for the period ended September 30, 2018, for further information regarding the Acquired Businesses.
(b) Prior-period information has been restated for the adoption of Accounting Standards Codification Topic 606 (“ASC 606”), Revenue from Contracts with Customers, which the Company adopted effective January 1, 2018, utilizing the full retrospective transition method.
(c) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2018 (a)	2017 (b)	2018 (a)	2017 (b)
Total Revenues by Reportable Segment
Las Vegas Locals	$222,574	$219,797	$873,504	$868,377
Downtown Las Vegas	67,277	65,081	248,110	244,441
Midwest and South	501,772	310,210	1,505,116	1,288,001
Total revenues	$791,623	$595,088	$2,626,730	$2,400,819

Adjusted EBITDAR by Reportable Segment
Las Vegas Locals	$73,045	$64,396	$274,344	$249,906
Downtown Las Vegas	18,388	16,772	56,517	54,613
Midwest and South	141,773	86,280	432,366	364,458
Property Adjusted EBITDAR	233,206	167,448	763,227	668,977
Corporate expense (c)	(24,563)	(19,196)	(81,938)	(73,046)
Adjusted EBITDAR	208,643	148,252	681,289	595,931
Master lease rent expense (d)	(20,682)	—	(20,682)	—
Adjusted EBITDA	187,961	148,252	660,607	595,931

Other operating costs and expenses
Deferred rent	275	290	1,100	1,267
Depreciation and amortization	70,092	55,794	229,979	217,522
Share-based compensation expense	5,063	6,201	25,379	17,413
Project development, preopening and writedowns	17,869	5,723	45,698	14,454
Impairments of assets	—	(426)	993	(426)
Other operating items, net	(22)	193	2,174	1,900
Total other operating costs and expenses	93,277	67,775	305,323	252,130
Operating income	94,684	80,477	355,284	343,801
Other expense (income)
Interest income	(553)	(451)	(3,721)	(1,818)
Interest expense, net of amounts capitalized	60,300	43,397	204,188	173,108
Loss on early extinguishments and modifications of debt	—	729	61	1,582
Other, net	112	(715)	(276)	(184)
Total other expense, net	59,859	42,960	200,252	172,688
Income from continuing operations before income taxes	34,825	37,517	155,032	171,113
Income taxes (provision) benefit	(11,958)	44,556	(40,331)	(3,115)
Income from continuing operations, net of tax	22,867	82,073	114,701	167,998
Income from discontinued operations, net of tax	—	—	347	21,392
Net income	$22,867	$82,073	$115,048	$189,390
_______________________________________________
(a) Results for the three months and year ended December 31, 2018 include the Acquired Businesses, which are included in the Midwest and South segment, for the periods after the date of the respective acquisitions.
(b) Prior-period information has been restated for the adoption of ASC 606, which the Company adopted effective January 1, 2018, utilizing the full retrospective transition method.
(c) Reconciliation of corporate expense:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2018	2017	2018	2017
Corporate expense as reported on Consolidated Statements of Operations	$29,226	$24,760	$104,201	$88,148
Corporate share-based compensation expense	(4,663)	(5,564)	(22,263)	(15,102)
Corporate expense as reported on the above table	$24,563	$19,196	$81,938	$73,046
(d) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Net Income to Adjusted Earnings and Net Income Per Share
to Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2018 (a)	2017 (b)	2018 (a)	2017 (b)
Net income	$22,867	$82,073	$115,048	$189,390
Less: income from discontinued operations, net of tax	—	—	(347)	(21,392)
Income from continuing operations, net of tax	22,867	82,073	114,701	167,998
Pretax adjustments:
Project development, preopening and writedowns	17,869	5,723	45,698	14,454
Impairments of assets	—	(426)	993	(426)
Other operating items, net	(22)	193	2,174	1,900
Loss on early extinguishments and modifications of debt	—	729	61	1,582
Other, net	112	(715)	(276)	(184)
Total adjustments	17,959	5,504	48,650	17,326

Income tax effect for above adjustments	(3,851)	(1,964)	(10,463)	(6,231)
Impact of tax legislation	—	(60,091)	—	(60,091)
Adjusted earnings	$36,975	$25,522	$152,888	$119,002

Net income per share, diluted	$0.20	$0.71	$1.00	$1.64
Less: income from discontinued operations per share	—	—	—	(0.19)
Income from continuing operations per share	0.20	0.71	1.00	1.45
Pretax adjustments:
Project development, preopening and writedowns	0.15	0.05	0.39	0.13
Impairments of assets	—	—	0.01	—
Other operating items, net	—	—	0.02	0.01
Loss on early extinguishments and modifications of debt	—	0.01	—	0.01
Other, net	—	(0.01)	—	—
Total adjustments	0.15	0.05	0.42	0.15

Income tax effect for above adjustments	(0.03)	(0.02)	(0.09)	(0.05)
Impact of tax legislation	—	(0.52)	—	(0.52)
Adjusted earnings per share, diluted	$0.32	$0.22	$1.33	$1.03

Weighted average diluted shares outstanding	114,833	115,205	115,071	115,628
__________________________________________
(a) Results for the three months and year ended December 31, 2018 include the Acquired Businesses for the periods after the date of the respective acquisitions.
(b) Prior-period information has been restated for the adoption of ASC 606, which the Company adopted effective January 1, 2018, utilizing the full retrospective transition method.

Non-GAAP Financial Measures
Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, EBITDAR (EBITDA further adjusted for rent expense associated with a master lease), Adjusted EBITDAR, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR
EBITDA and EBITDAR are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provide our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA and EBITDAR when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA or Adjusted EBITDAR. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting. We use Adjusted EBITDA and Adjusted EBITDAR in this press release because we believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making. Adjusted EBITDA and Adjusted EBITDAR are among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA and Adjusted EBITDAR as measures in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA and Adjusted EBITDAR are also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, loss on early extinguishments and modifications of debt and other operating items, net. Adjusted EBITDAR reflects Adjusted EBITDA further adjusted for rent expense associated with a master lease with a real estate investment trust.

Adjusted Earnings and Adjusted EPS
Adjusted Earnings is net income before project development, preopening and writedown expenses, impairments of assets, other items, net, gain or loss on early extinguishments and modifications of debt, other non-recurring adjustments, net, and income from discontinued operations, net of tax. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures
The use of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the benefits from the Company’s recently completed acquisitions of six new assets and the strategic partnership with FanDuel Group, progress in positioning the Company to keep creating long-term shareholder value, executing on the Company’s capital allocation program, progress on its strategic plan, and the overall direction of the Company, continuing to create significant shareholder value, and all of the statements under the heading “Full-Year 2019 Guidance.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 29 gaming entertainment properties in 10 states. The Company currently operates 1.76 million square feet of casino space, approximately 38,000 gaming machines, 900 table games, more than 11,000 hotel rooms, and 320 food and beverage outlets. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service. For additional Company information and press releases, visit www.boydgaming.com.